FOURTH AMENDMENT AGREEMENT

                                     between

                            BRANDES INVESTMENT TRUST

                                       and

                         INVESTORS BANK & TRUST COMPANY


                               AMENDMENT AGREEMENT

     AGREEMENT, effective September 1, 2002, by and between BRANDES INVESTMENT TRUST, a Delaware business trust (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Fund and the Bank entered into a Custodian Agreement dated as of February 7, 1995, (together with subsequent Amendments, the "Custodian Agreement"); and

     WHEREAS, the Fund and the Bank entered into a Transfer Agency and Service Agreement effective February 7, 1997 (together with subsequent Amendments, the "Transfer Agency Agreement"); and

     WHEREAS,  the Fund and the Bank entered into a Master Repurchase  Agreement
effective   December  31,  1996  (together  with  subsequent   Amendments,   the
"Repurchase Agreement"); and

     WHEREAS, the Fund and the Bank entered into a Securities Lending Agency Agreement effective March 20, 2000 (together with subsequent Amendments, the "Securities Lending Agreement"); and

     WHEREAS,  the Fund and the Bank  desire to amend the  Custodian  Agreement,
Transfer  Agency  Agreement,   Repurchase  Agreement,   and  Securities  Lending
Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1. Amendment of the Custody, Transfer Agency, Repurchase and Securities Lending Agreements.

     (a) The document attached as Appendix A to this Amendment Agreement supersedes any and all existing Portfolio Listings previously agreed to between the Bank and the Fund and shall constitute Appendix A to the Custody and Transfer Agency Agreements, Schedule VII. A to the Repurchase Agreement, and Schedule A to the Securities Lending Agreement effective the date first noted above.

2.   Amendment of the Custodian Agreement.

     (a) Section 1 of the Custodian Agreement is hereby amended by deleting such Section 1 in its entirety and inserting in lieu thereof the following:

          "1. Bank Appointed as Custodian. The Fund hereby appoints the Bank as custodian of the Fund's portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement the Fund agrees to pay to the Bank fees as may be agreed to from time to time in writing between the parties."

     (b) Section 13.5 of the Custodian Agreement is hereby amended by deleting such Section 13.5 in its entirety and by inserting in lieu thereof, the following:

          "13.5 Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. The Fund will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith.

     (c) Section 14, Termination, Paragraph 14.1 is hereby amended by deleting such Paragraph 14.1 and by inserting in lieu thereof, the following:

          "14.1 The term of this Agreement shall be two years commencing upon September 1, 2002 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          (a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this
               Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice.

          (b) If a majority of the Board of Trustees reasonably determines that the performance of the Bank under this Agreement does not meet industry standards, written notice (the "Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within ninety (90) days thereafter, cure identified deficiencies to the reasonable satisfaction of the Board of Trustees, the Fund, with the authorization of the Board, may terminate this Agreement immediately.

          (c) Any termination pursuant to this paragraph 14.1 shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed to a date not more than one hundred twenty days after delivery of the written notice: (i) at the request of the Bank, in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder; or (ii) at the request of the Fund, in order to give the Fund an opportunity to make suitable arrangements for a successor custodian."


          (d) Appendix B to the Custody Agreement is deleted in its entirety and reserved.


2.   Amendment of the Transfer Agency Agreement.


     (a) In Article 11. Fees and Expenses, Paragraph 11.01, second line, replace "an annual fee as described in Appendix B." with "such fees at such rate as shall be agreed upon in writing by the parties from time to time."

     (b) Appendix B to the Transfer Agency Agreement is deleted in its entirety and reserved.

     (c) In ARTICLE 16. Term of Agreement, Paragraph 16.01 Termination of Agreement, in the first line, replace "two years commencing upon November 1, 1999" with "two years commencing upon September 1, 2002"

     (d) Add a new Article 24. Confidentiality to read in its entirety as follows:

          "ARTICLE 24. Confidentiality

               24.01 Both parties hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act or other applicable law."



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IN WITNESS  WHEREOF,  each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.



BRANDES INVESTMENT TRUST


By:  ________________________________

Name:  _____________________________

Title:  ______________________________





INVESTORS BANK & TRUST COMPANY


By:  ________________________________

Name:  _____________________________

Title:  ______________________________



                                   Appendix A

                                   Portfolios


     o    Brandes Institutional International Equity Fund









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